UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2010

Date of Report
(Date of earliest event reported)

Teleconnect Inc.

(Exact name of registrant as specified in its charter)

Florida	0-230611	90-0294361
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Oude Vest 4
4811 BD Breda
The Netherlands

(Address of principal executive offices)

Registrant's telephone number, including area code:  011-31-630-048-023

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1    Registrant’s Business and Operations

Item 1.01   Entry into a Material Agreement

On October 15, 2010, Teleconnect Inc. (“Teleconnect”) completed the acquisition of Hollandsche Exploitatie Maatschappij BV (HEM). HEM, a Dutch company established in 2007, that has developed the age validation system ‘Ageviewers’.  Teleconnect had previously disclosed its intention to acquire HEM in a Form 8-K filing dated May 4, 2010.

The purchase of HEM was subject to an assessment of the viability of HEM’s business plan by Teleconnect’s management.  Also, a special written meeting of the stockholders was called for where 91.69% of the shareholders of the Company ratified the Board’s decision to complete this purchase.

Our assessment included, but was not limited to analyses of the employed technology and HEM’s intellectual property rights, as well as a thorough analysis of the market. In addition, a report on the value of HEM and the launch readiness of Ageviewers were requested from independent third parties. During our assessment, HEM’s management demonstrated the viability of the Ageviewers solution by entering into contract with over 20 alcohol outlets in the Netherlands for a period of 36 months – which was previously defined in HEM’s business plan as a milestone to be achieved before September 30th 2010.

On October 15, 2010, Teleconnect and HEM formalized a contract before a Public Notary in The Netherlands, whereby Teleconnect has purchased HEM in exchange for 12% of the outstanding shares – post issuance – of Teleconnect

We have identified risk factors which could affect the success of HEM’s business.   For instance, the resistance from commercial parties that benefit from the sales of alcohol and tobacco is expected to be well organized. Teleconnect management believes that despite this possible resistance and other obstacles, an effective solution such as Ageviewers is likely to be implemented. Teleconnect expects that in due time, the Ageviewers system can play a prominent role in the prevention of sales of alcohol and tobacco to minors by retail businesses.

Item 3.02    Unregistered Sales of Equity Securities

On October 15, 2010, Teleconnect issued 675,505 shares of its restricted common stock in connection with its acquisition of Hollandsche Exploitatie Maatschappij BV (“HEM”) in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933.  The beneficial owners of HEM, through the company Wilroot BV which wholly owns HEM and which was purchased entirely by Teleconnect, were Sciarone Interim Sales BV, Marcus Communicatie BV, HITD Information Technology BV, and DLB finance & consultancy BV., who received 190,830 shares, 236,427 shares, 236,427 shares, and 11,821 shares of common stock of Teleconnect Inc, respectively.  DLB finance & consultancy BV was already the owner of 291,180 shares before this new emission.  Mr. Dirk L. Benschop is the owner of DLB finance & consultancy BV and a director and the President of Teleconnect Inc.

Section 9 – Financial Statements and Exhibits

Item 9 – Financial Statements and Exhibits

Teleconnect will file, within 70 days of the closing of this transaction, the audited financials with an Amendment to this Form 8-K.

Exhibits

10.1  The material contracts for this transaction have been recorded in Dutch.  As such, the English translation of these agreements will be prepared and filed in the Amended 8-K mentioned in Item 9.

 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2010

Teleconnect Inc.
/s/ Dirk L. Benschop
Dirk L. Benschop, President